                                    FORM OF
                      SHAREHOLDER SERVICING AGREEMENT FOR
                           STAGECOACH FUNDS, INC. AND
                                STAGECOACH TRUST


       THIS SHAREHOLDER SERVICING AGREEMENT ("Agreement"), dated as of ________, 1998, is made among Stagecoach Funds, Inc. (the "Company"), a Maryland corporation, Stagecoach Trust (the "Trust"), a Massachusetts business trust, (sometimes referred to herein as the "Companies"), each having its principal place of business at 111 Center Street, Little Rock, Arkansas 72201, on behalf of the classes of shares of the Funds of the Company and the Trust listed in the attached Appendix, as amended from time to time, (each a "Class" and a "Fund" and, collectively, the "Classes" and the "Funds"), and Wells Fargo Bank, N.A. as shareholder servicing agent hereunder ("Shareholder Servicing Agent");

                              W I T N E S S E T H:

       WHEREAS, shares of common stock of a Fund of the Company, and shares of beneficial interest of a Fund of the Trust (hereinafter the "Shares") may be purchased or redeemed through a broker/dealer or financial institution which has entered into a shareholder servicing agreement with the Company and the Trust on behalf of their respective Funds; and

       WHEREAS, the Shareholder Servicing Agent wishes to facilitate purchases and redemptions of Shares by its customers (the "Customers") and wishes to act as the Customers' agent in performing certain administrative functions in connection with transactions in Shares from time to time for the account of the Customers and to provide related services to the Customers in connection with their investments in a Fund; and

       WHEREAS, it is in the best interests of the Funds to make the services of the Shareholder Servicing Agent available to the Customers who, from time to time, become shareholders of a Fund;

       NOW THEREFORE, the Company and the Trust, on behalf of their respective Funds, and the Shareholder Servicing Agent hereby agree as follows:

       1.   Appointment.  The Shareholder Servicing Agent hereby agrees to
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perform certain services for Customers as hereinafter set forth.  The
Shareholder Servicing Agent's appointment hereunder is not exclusive, and the Shareholder Servicing Agent shall not be entitled to notice of or a right to consent to the execution of a shareholder servicing agreement with any other person.

       2.   Services to be Performed.
            ------------------------

            2.1   Types of Services.  The Shareholder Servicing Agent shall be
                  -----------------
responsible for performing shareholder administrative and liaison services, which shall include, without limitation:

                  (a) answering Customer inquiries regarding account status and history, and the manner in which purchases, exchanges and redemptions of Shares may be effected;

                  (b) assisting Customers in designating and changing dividend options, account designations and addresses;

                  (c) providing necessary personnel and facilities to establish and maintain Customer accounts and records;

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                  (d) assisting in aggregating and transmitting purchase,
redemption and exchange transactions;

                  (e) arranging for the wiring of money;

                  (f) transferring money in connection with Customer orders to purchase or redeem shares;

                  (g) verifying and guaranteeing Customer signatures in connection with redemption and exchange orders and transfers and changes in Customer accounts with a bank which is designated in the Fund Account Application and which is approved by a Fund's Transfer Agent;

                  (h) furnishing (either separately or on an integrated basis with other reports sent to a Customer by the Shareholder Servicing Agent) monthly and year-end statements and confirmations of purchases, redemptions and exchanges;

                  (i) furnishing, on behalf of the Shares of a Fund, proxy statements, annual reports, updated prospectuses and other communications to Customers;

                  (j) receiving, tabulating and sending to a Fund, proxies executed by Customers; and

                  (k) providing such other related services, and necessary personnel and facilities to provide all of the shareholder services contemplated hereby, in each case, as the Company or the Trust, as the case may be, or a Customer may reasonably request.

            2.2   Standard of Services.  All services to be rendered by the
                  --------------------
Shareholder Servicing Agent hereunder shall be performed in a professional, competent and timely manner. Any detailed operating standards and procedures to be followed by the Shareholder Servicing Agent in performing the services described above shall be determined from time to time by agreement between the Shareholder Servicing Agent and the Companies. The Company and the Trust each acknowledges that the Shareholder Servicing Agent's ability to perform on a timely basis certain of its obligations under this Agreement depends upon a Fund's timely delivery of certain materials and/or information to the Shareholder Servicing Agent. The Company and the Trust each agrees to use its best efforts to provide, or cause to be provided, such materials to the Shareholder Servicing Agent in a timely manner.

            2.3   Investments through Distributor.  The Company, the Trust and
                  -------------------------------
the Shareholder Servicing Agent each hereby agrees that all purchases of Shares effected by the Shareholder Servicing Agent on behalf of its Customers shall be effected by it through Stephens Inc. ("Distributor") in its capacity as the Funds' principal underwriter.

       3.   Fees.
            ----

            3.1   Fees from the Funds.  In consideration of the services
                  -------------------
described in Section 2 hereof and the incurring of expenses in connection therewith, the Shareholder Servicing Agent shall receive a fee, from each of the Classes of Shares of the Funds identified in the attached Appendix, which shall be paid in arrears periodically or on a periodic basis to be agreed between the Company and the Shareholder Servicing Agent, and between the Trust and the Shareholder Servicing Agent, from time to time (but in no event less frequently than semi-annually) determined by a formula based upon the number of accounts of the particular Class in a particular Fund serviced by the Shareholder Servicing Agent during the period for which payment is being made, the level of assets or activity in such accounts during such period, and/or the expenses incurred by the Shareholder Servicing Agent. In no event will the fees charged to a Class of Shares of a Fund exceed the amount set forth opposite such Class of Shares of such Fund in the Appendix attached hereto. In addition, all fees paid by Classes of Shares of the Funds hereunder shall be calculated based on the average daily net assets of the particular Class of Shares of such Fund owned of record by the Shareholder Servicing Agent on behalf of the Customers during the period for which payment is being

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made. For purposes of determining the fees payable to the Shareholder Servicing
Agent hereunder, the per share value of a Class of a Fund shall be computed in the manner specified in the Fund's then-current prospectus. Notwithstanding the foregoing, if applicable laws, regulations or rules impose a maximum fee amount (a "cap") with respect to shareholder servicing fees and/or fees for distribution-related services that may be paid by the Shares of a Fund, the amount payable hereunder shall be reduced to an amount which, when considered in conjunction with the fees payable by a Fund for the Shares' distribution-related activities, is the maximum amount payable to the Shareholder Servicing Agent under applicable laws, regulations or rules. Notwithstanding anything herein to the contrary, neither the Company nor the Trust shall be obligated to make any payments under this Agreement that exceed the maximum amounts payable under Rule 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. The above fee constitutes all fees to be paid to the Shareholder Servicing Agent by a Class of Shares of a Fund of the Company or the Trust with respect to the shareholder services contemplated hereby.

            3.2   Fees from Customers.  It is agreed that the Shareholder
                  -------------------
Servicing Agent may impose certain conditions on Customers, subject to the terms of the relevant Fund's then-current prospectus, in addition to or different from those imposed by the Fund, such as requiring a minimum initial investment or the payment of additional fees directly by the Customer for additional services offered by the Shareholder Servicing Agent to the Customer; provided, however,
                                                            --------  -------
that the Shareholder Servicing Agent may not charge Customers any direct fee which would constitute a "sales load" within the meaning of Section 2(a)(35) of the Investment Company Act of 1940, as amended (the "1940 Act"). The Shareholder Servicing Agent shall bill Customers directly for any such additional fees. In the event the Shareholder Servicing Agent charges Customers such additional fees, it shall notify the Company in advance and make appropriate prior written disclosure (such disclosure to be in accordance with all applicable laws) to Customers of any such additional fees charged directly to the Customer. To the extent required by applicable rules and regulations of the Securities and Exchange Commission ("SEC"), the Company and the Trust shall make written disclosure of the fees paid or to be paid by a Fund to the Shareholder Servicing Agent pursuant to Section 3.1 of this Agreement. In no event shall the Shareholder Servicing Agent have recourse or access, as Shareholder Servicing Agent or otherwise, to the assets in the Customer's account, except to the extent expressly authorized by law or by such Customer, or to any assets of a Fund, the Company or the Trust, for payment of any additional direct fees referred to in this Section 3.2.

       4.   Information Pertaining to the Shares.  The Shareholder Servicing
            ------------------------------------
Agent and its officers, employees and agents are not authorized to make any representations concerning the Company, the Trust, a Fund or the Shares of any Class thereof to Customers or prospective Customers, excepting only accurate communication of any information provided by or on behalf of any administrator of the Company, the Trust or the Distributor of information contained in the relevant Fund's then-current prospectus. In furnishing such information regarding the Company, the Trust, a Fund or the Shares, the Shareholder Servicing Agent shall act as agent for the Customer only and shall have no authority to act as agent for the Company, the Trust, a Fund or the Shares. Advance copies or proofs of all materials which are proposed to be circulated or disseminated by the Shareholder Servicing Agent to Customers or prospective Customers and which identify or describe the Company, the Trust, a Fund or the Shares shall be provided to the Company or the Trust, as the case may be, at least 10 days prior to such circulation or dissemination (unless the Company or the Trust, as the case may be, consents in writing to a shorter period), and such materials shall not be circulated or disseminated or further circulated or disseminated at any time after the Company or the Trust, as the case may be, shall have given written notice to the Shareholder Servicing Agent of any objection thereto.

       Nothing in this Section 4 shall be construed to make the Company or the Trust liable for the use (as opposed to the accuracy) of any information about the Company, the Trust, a Fund or the Shares which is disseminated by the Shareholder Servicing Agent.

       5.   Use of the Shareholder Servicing Agent's Name.  Neither the Company
            ---------------------------------------------
nor the Trust shall use the name of the Shareholder Servicing Agent, or any of its affiliates or subsidiaries, in any prospectus, sales literature or other materials relating to the Company, the Trust, a Fund or the Shares in a manner not approved by the Shareholder Servicing Agent prior thereto in writing; provided, however, that the approval of the Shareholder Servicing Agent shall
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not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the SEC or any state securities authority or any other appropriate

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regulatory, governmental or judicial authority; provided, further, that in no
                                                --------  -------
event shall such approval be unreasonably withheld or delayed.

       6.   Use of the Name of the Company, the Trust or a Fund.  The
            ---------------------------------------------------
Shareholder Servicing Agent shall not use the name of the Company, the Trust, a Fund or any Class of Shares on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Company or the Trust, as the case may be, prior thereto in writing; provided, however, that the
                                                     --------  -------
approval of the Company or the Trust, as the case may be, shall not be required for (i) the use of the Company's or the Trust's name, or the name of a Fund, in connection with communications permitted by Section 4 hereof, or (ii) (subject to Section 4, to the extent the same may be applicable) for any use of the Company's or the Trust's name or a Fund's name which merely identifies the Company, the Trust or a Fund, as the case may be, in connection with the Shareholder Servicing Agent's role hereunder or which is required by the SEC or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided, further, that in no event shall such approval
                       --------  -------
be unreasonably withheld or delayed.

       7.   Security.  The Shareholder Servicing Agent represents and warrants
            --------
that to the best of its knowledge, the various procedures and systems which it has implemented (including provision for twenty-four hours a day restricted access) with regard to safeguarding from loss or damage attributable to fire, theft or any other cause the Companies records and other data within its possession or control and the Shareholder Servicing Agent's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis, and the Company and the Trust shall each, from time to time, specify the types of records and other data of the Company and the Trust, respectively, to be safeguarded in accordance with this Section 7.

       8.   Compliance with Laws.  The Shareholder Servicing Agent shall comply
            --------------------
with all applicable federal and state laws and regulations, including securities laws. The Shareholder Servicing Agent represents and warrants to the Company and the Trust, respectively, that the performance of all its obligations hereunder will comply with all applicable laws and regulations, the provisions of its charter documents and by-laws and all material contractual obligations binding upon the Shareholder Servicing Agent. The Shareholder Servicing Agent furthermore undertakes that it will promptly, after the Shareholder Servicing Agent becomes so aware, inform the Company and the Trust of any change in applicable laws or regulations (or interpretations thereof) or in its charter or by-laws or material contracts which would prevent or impair full performance of any of its obligations hereunder.

       9.   Reports.  To the extent requested by the Company or the Trust from
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time to time, but at least quarterly, the Shareholder Servicing Agent will provide the Treasurer of the Company or the Trust, as the case may be, with a written report of the amounts expended by the Shareholder Servicing Agent pursuant to this Agreement and the purposes for which such expenditures were made. Such written reports shall be in a form satisfactory to the Company or the Trust, as the case may be, and shall supply all information necessary for the Company and the Trust to discharge their responsibilities under applicable laws and regulations. In addition, the Shareholder Servicing Agent shall have a duty to furnish to the Company's Board of Directors and the Trust's Board of Trustees such information as may reasonably be necessary to an informed determination of whether this Agreement should be implemented or continued pursuant to Section 16.

       10.  Recordkeeping.
            -------------

            10.1 Each party shall maintain and preserve records as required by law to be maintained and preserved by it in connection with providing the services contemplated by this Agreement. The Shareholder Servicing Agent's recordkeeping responsibilities shall include those relating to establishing and maintaining sub-accounts and records on behalf of Customers, and recording Customers' sub-account balances and changes thereto.

            10.2. Upon the request of the Company or the Trust, the Shareholder Servicing Agent shall provide copies of all records relating to the transactions between the Funds and the Customers as are maintained by the Shareholder Servicing Agent in the ordinary course of its business and in compliance with laws and regulations

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as may reasonably be requested to enable the Company and the Trust to comply with any applicable laws or regulations or request of a governmental body or self-regulatory organization.

            10.3.  The recordkeeping and access obligations imposed in this
Section 10 shall survive the termination of this Agreement for the shorter of a period of six years or that minimum period required by applicable rules or regulations of the SEC.

       11.  Force Majeure.  The Shareholder Servicing Agent shall not be liable
            -------------
or responsible for delays or errors by reason of circumstances beyond its reasonable control, including, but not limited to, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown, flood or catastrophe, acts of God, insurrection, war, riots or failure of communication systems or power supply.

       12.  Indemnification.
            ---------------

            12.1   Indemnification of the Shareholder Servicing Agent by the
                   ---------------------------------------------------------
Companies.  Each of the Company and the Trust will indemnify and hold the
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Shareholder Servicing Agent harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any claim, demand, action or suit (collectively, "Claims") (a) arising in connection with misstatements or omissions in the Funds' prospectus, actions or inactions by the Company or the Trust, as the case may be, or any of its agents or contractors or the performance of the Shareholder Servicing Agent's obligations hereunder and (b) not resulting from (i) the bad faith or negligence of the Shareholder Servicing Agent, its officers, employees or agents, or (ii) any breach of applicable law by the Shareholder Servicing Agent, its officers, employees or agents, or (iii) any action of the Shareholder Servicing Agent, its officers, employees or agents which exceeds the legal authority of the Shareholder Servicing Agent or its authority hereunder, or (iv) any error or omission of the Shareholder Servicing Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Shareholder Servicing Agent's verification or guarantee of any Customer signature. Notwithstanding anything herein to the contrary, each of the Company and the Trust will indemnify and hold the Shareholder Servicing Agent harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any Claim as a result of its acting in accordance with any written instructions reasonably believed by the Shareholder Servicing Agent to have been executed by any person duly authorized by the Company or the Trust, as the case may be, or as a result of acting in reliance upon any instrument or stock certificate reasonably believed by the Shareholder Servicing Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Company or the Trust, as the case may be, excepting only the gross negligence or bad faith of the Shareholder Servicing Agent.

       In any case in which the Company or the Trust may be asked to indemnify or hold the Shareholder Servicing Agent harmless, the Company or the Trust, as the case may be, shall be advised of all pertinent facts concerning the situation in question and the Shareholder Servicing Agent shall use reasonable care to identify and notify the Company or the Trust, as the case may be, promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Company or the Trust. The Company and the Trust shall have the option to defend the Shareholder Servicing Agent against any Claim which may be the subject of indemnification hereunder. In the event that the Company or the Trust, as the case may be, elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Company or the Trust, as the case may be, and reasonably satisfactory to the Shareholder Servicing Agent. The Shareholder Servicing Agent may retain additional counsel at its expense. Except with the prior written consent of the Company or the Trust, as the case may be, the Shareholder Servicing Agent shall not confess any Claim or make any compromise in any case in which the Company or the Trust will be asked to indemnify the Shareholder Servicing Agent.

            12.2   Indemnification of the Companies by the Shareholder Servicing
                   -------------------------------------------------------------
Agent.  Without limiting the rights of the Companies under applicable law, the
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Shareholder Servicing Agent will indemnify and hold each of the Company and the
Trust harmless from all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) from any Claim (a) resulting from (i) the bad faith or negligence of the Shareholder Servicing Agent, its officers, employees or agents, or (ii) any breach of applicable law by the Shareholder Servicing Agent, its officers, employees or agents, or (iii) any action of the Shareholder Servicing

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

Agent, its officers, employees or agents which exceeds the legal authority of the Shareholder Servicing Agent or its authority hereunder, or (iv) any error or omission of the Shareholder Servicing Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Shareholder Servicing Agent's verification or guarantee of any Customer signature, and (b) not resulting from the Shareholder Servicing Agent's actions in accordance with written instructions reasonably believed by the Shareholder Servicing Agent to have been executed by any person duly authorized by the Company or the Trust, as the case may be, or in reliance upon any instrument or stock certificate reasonably believed by the Shareholder Servicing Agent to have been genuine and signed, countersigned or executed by a person duly authorized by the Company or the Trust, as the case may be.

       In any case in which the Shareholder Servicing Agent may be asked to indemnify or hold the Company or the Trust harmless, the Shareholder Servicing Agent shall be advised of all pertinent facts concerning the situation in question and the Company or the Trust, as the case may be, shall use reasonable care to identify and notify the Shareholder Servicing Agent promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Shareholder Servicing Agent. The Shareholder Servicing Agent shall have the option to defend the Company or the Trust, as the case may be, against any Claim which may be the subject of indemnification hereunder. In the event that the Shareholder Servicing Agent elects to defend against such Claim, the defense shall be conducted by counsel chosen by the Shareholder Servicing Agent and satisfactory to the Company or the Trust, as the case may be. The Company or the Trust may retain additional counsel at its expense. Except with the prior written consent of the Shareholder Servicing Agent, neither the Company nor the Trust shall confess any Claim or make any compromise in any case in which the Shareholder Servicing Agent will be asked to indemnify the Company or the Trust.

            12.3   Indemnification Between the Companies.  The Company will
                    ------------------------------------
indemnify and hold harmless the Trust against any losses, claims, damages and liabilities to which the Trust may become subject arising in connection with this Agreement, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any prospectus of the Company for which the Shareholder Servicing Agent acts as such pursuant to this Agreement, or arise out of or are based upon actions or inactions by the Company or any of its agents or contractors or the performance of the Shareholder Servicing Agent's obligations hereunder and (b) not resulting from
(i) the bad faith or negligence of the Trust, its officers, employees or agents, or (ii) any breach of applicable law by the Trust, its officers, employees or agents, or (iii) any action of the Trust, its officers, employees or agents which exceeds the legal authority of the Trust or its authority hereunder, or
(iv) any error or omission of the Shareholder Servicing Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Shareholder Servicing Agent's verification or guarantee of any Customer signature.

       The Trust will indemnify and hold harmless the Company against any losses, claims, damages and liabilities to which The Company may become subject arising in connection with this Agreement, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any the Trust prospectus for which the Shareholder Servicing Agent acts as such pursuant to this Agreement, or arise out of or are based upon actions or inactions by the Trust or any of its agents or contractors or the performance of the Shareholder Servicing Agent's obligations hereunder and (b) not resulting from (i) the bad faith or negligence of the Company, its officers, employees or agents, or (ii) any breach of applicable law by the Company, its officers, employees or agents, or (iii) any action of the Company, its officers, employees or agents which exceeds the legal authority of the Company or its authority hereunder, or (iv) any error or omission of the Shareholder Servicing Agent, its officers, employees or agents with respect to the purchase, redemption and transfer of Customers' Shares or the Shareholder Servicing Agent's verification or guarantee of any Customer signature.

       In any case in which the Company or the Trust may be asked to indemnify or hold the other harmless, the indemnifying party shall be advised of all pertinent facts concerning the situation in question and the party to be indemnified shall use reasonable care to identify and notify the indemnifying party promptly concerning any situation which presents or appears likely to present a claim for indemnification against the indemnifying party. The indemnifying party shall have the option to defend the indemnified party against any Claim which may be the subject of indemnification hereunder. In the event that the indemnifying party elects to defend against such Claim, the defense shall be conducted by counsel chosen by the indemnifying party and reasonably satisfactory to the indemnified party. The indemnified party may retain additional counsel at its expense. Except with the prior written consent of the indemnifying party, the indemnified party shall not confess any claim or make any compromise in any case in which indemnifying party will be asked to indemnify the indemnified party.

            12.4   Survival of Indemnities.  The indemnities granted by the
                   -----------------------
parties in this Section 12 shall survive the termination of this Agreement.

       13.  Insurance.  The Shareholder Servicing Agent shall maintain
            ---------
reasonable insurance coverage against any and all liabilities which may arise in connection with the performance of its duties hereunder.

       14.  Notices.  All notices or other communications hereunder shall be in
            -------
writing and shall be deemed sufficient if mailed to each other party at the address of such party set forth in the preamble of this Agreement or at such other address as such party may have designated by written notice to the others.

       15.  Further Assurances.  Each party agrees to perform such further acts
            ------------------
and execute such further documents as are necessary to effectuate the purposes hereof.

       16.  Implementation and Duration of Agreement.  This Agreement is
            ----------------------------------------
effective upon the date first written above and shall continue in effect with respect to a Class of Shares of a Fund of the Company and the Trust for a period of more than one year from the date hereof so long as the Servicing Plan adopted for such Class and related form of agreement or this Agreement is not specifically terminated by a vote of the Board of Directors/Trustees of the Company/Trust (as applicable) and of the Directors/Trustees who are not "interested persons" of the Company/Trust (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of the relevant Servicing Plan (the "Plan") pursuant to which the fees are paid, this Agreement, or any other agreement related to such Plan, cast in person at a meeting called for the purpose of voting on this Agreement.

       17.  Termination.  This Agreement may be terminated with respect to the
            -----------
Company or the Trust, or one or more Funds of the Company or the Trust, by the Company or the Trust, respectively, without the payment of any penalty, at any time upon not more than 60 days' nor less than 30 days' notice, by a vote of a majority of the Board of Directors/Trustees of the Company/Trust (as applicable) who are not "interested persons" of the Company/Trust (as defined in the 1940
Act) and have no direct or indirect financial interest in the operation of the relevant Plan, this Agreement or any other agreement related to such Plan, including the Amended Distribution Agreement, or by "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of the relevant class of shares of the Fund. The Shareholder Servicing Agent may terminate this Agreement with respect to either the Company or the Trust upon not more than 60 days' nor less than 30 days' notice to the Company or the Trust, as the case may be. Either the Company, the Trust or the Shareholder Servicing Agent may assign this Agreement provided that such assigning party obtains the prior written consent of the other parties hereto. Upon termination hereof, a Fund shall pay such compensation as may be due the Shareholder Servicing Agent as of the date of such termination.

       18.  Changes; Amendments.  Except as otherwise provided in this Section
            -------------------
18, this Agreement may be supplemented or amended only by written instrument signed by all parties, but may not be amended to increase materially the maximum amount payable by a Class of Shares of a Fund without the approval of "a vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of such Class of Shares of such Fund, and all material amendments must be approved in the manner described in Section 16. From time to time, the Company and the Trust may, by written notice to the Shareholder Servicing Agent, amend the Appendix attached hereto to add or delete Funds and/or classes of Shares as available investment options hereunder. Any such notice shall be effective upon receipt by the Shareholder Servicing Agent.

       19.  Limitation of Liability.  The Shareholder Servicing Agent hereby
            -----------------------
agrees that obligations assumed by the Company and the Trust pursuant to this Agreement shall be limited in all cases to the Funds and their assets and that the Shareholder Servicing Agent shall not seek satisfaction of any such obligations from the

Board of Directors or any individual Director of the Company, or from the Board of Trustees or any individual Trustee of the Trust. The Shareholder Servicing Agent further agrees that all obligations of a Fund hereunder shall be solely the obligations of such Fund and that in no case will any Fund of either the Company or the Trust be liable for the obligations of any other Fund of the Company of the Trust, nor shall any Fund of the Company be liable for any obligation of a Fund of the Trust, or vice versa.

       20.  Subcontracting by Shareholder Servicing Agent.  The Shareholder
            ---------------------------------------------
Servicing Agent may, with the written approval of each of the Company and the Trust (such approval not to be unreasonably withheld or delayed), subcontract for the performance of the Shareholder Servicing Agent's obligations hereunder with any one or more persons, including but not limited to any one or more persons which is an affiliate of the Shareholder Servicing Agent; provided,
                                                                  --------
however, that the Shareholder Servicing Agent shall be as fully responsible to
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the Companies for the acts and omissions of any subcontractor as it would be for its own acts or omissions.

       21.  Authority to Vote.  The Company and the Trust hereby confirm that
            -----------------
nothing contained in its Articles of Incorporation or Declaration of Trust, respectively, would preclude the Shareholder Servicing Agent, at any meeting of shareholders of the Company, the Trust or of a Fund, from voting any Shares held in accounts serviced by the Shareholder Servicing Agent and which are otherwise not represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all Shares otherwise represented at the meeting in person or by proxy and held in accounts serviced by the Shareholder Servicing Agent.

       22.  Compliance with Laws and Policies; Cooperation.  The Company and the
            ----------------------------------------------
Trust each hereby agrees that it will comply with all laws and regulations applicable to operations of Funds thereof and the Shareholder Servicing Agent agrees that it will comply with all laws and regulations applicable to providing the services contemplated hereby.

            22.1   Miscellaneous.  This Agreement shall be construed and
                   -------------
enforced in accordance with and governed by the laws of the State of California. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in three or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                  STAGECOACH FUNDS, INC. on behalf of the
                                  classes of shares of the Funds listed in the attached Appendix


                                  By:_________________________________
                                  Name:_______________________________
                                  Title:______________________________




                                  STAGECOACH TRUST, on behalf of the classes of shares of the Funds listed in the attached Appendix


                                  By:_________________________________
                                  Name:_______________________________
                                  Title:______________________________




[SHAREHOLDER SERVICING AGENT]


By:_____________________________
Name:___________________________
Title:__________________________


By:_____________________________
Name:___________________________
Title:__________________________

                                    APPENDIX
                                    --------

                                                     MAXIMUM
                                                      ANNUAL
FUND AND SHARE CLASS(ES)                            FEE RATE
------------------------                            --------

   STAGECOACH FUNDS, INC.
   ----------------------

Arizona Tax-Free Fund
    Class A                                            .25%
    Class B                                            .25%
    Institutional Class                                .25%

Asset Allocation Fund
    Class A                                            .30%
    Class B                                            .30%
    Class C                                            .25%

Balanced Fund
    Class A                                            .25%
    Class B                                            .25%
    Institutional Class                                .25%

California Tax-Free Bond Fund
    Class A                                            .30%
    Class B                                            .30%
    Class C                                            .25%
    Institutional Class                                .25%

California Tax-Free Income Fund
    Class A                                            .30%
    Institutional Class                                .25%

California Tax-Free Money Market Mutual Fund
    Single Class                                       .30%

California Tax-Free Money Market Trust
    Single Class                                       .20%

Corporate Bond Fund
    Class A                                            .25%
    Class B                                            .25%
    Class C                                            .25%

Diversified Equity Income Fund
    Class A                                            .30%
    Class B                                            .30%

Equity Index
    Class A                                            .25%
    Class B                                            .25%

                                                     MAXIMUM
                                                      ANNUAL
FUND AND SHARE CLASS(ES)                            FEE RATE
------------------------                            --------

Equity Value Fund
    Class A                                             .25%
    Class B                                             .25%
    Class C                                             .25%
    Institutional Class                                 .25%

Government Money Market Mutual Fund
    Class A                                             .25%

Growth Fund
    Class A                                             .30%
    Class B                                             .30%
    Institutional Class                                 .25%

Index Allocation Fund
    Class A                                             .25%
    Class B                                             .25%
    Class C                                             .25%

Intermediate Bond Fund
    Class A                                             .25%
    Class B                                             .25%
    Institutional Class                                 .25%

International Equity Fund
    Class A                                             .25%
    Class B                                             .25%
    Class C                                             .25%
    Institutional Class                                 .25%

Money Market Mutual Fund
    Class A                                             .30%
    Service Class                                       .25%
    Institutional Class                                 .25%

Money Market Trust
    Single Class                                        .20%

National Tax-Free Fund
    Class A                                             .25%
    Class B                                             .25%
    Class C                                             .25%
    Institutional Class                                 .25%

National Tax-Free Money Market Mutual Fund
    Class A                                             .25%
    Institutional Class                                 .20%

                                                    MAXIMUM
                                                     ANNUAL
FUND AND SHARE CLASS(ES)                           FEE RATE
------------------------                           --------

National Tax-Free Money Market Trust
    Single Class                                      .20%

Oregon Tax-Free Fund
    Class A                                           .25%
    Class B                                           .25%
    Institutional Class                               .25%

Overland Express Sweep Fund
    Single Class                                      .30%

Prime Money Market Mutual Fund
    Class A                                           .30%
    Service Class                                     .20%
    Institutional Class                               .25%
    Administrative Class                              .15%

Short-Term Government-Corporate Income Fund
    Single Class                                      .25%

Short-Intermediate U.S. Government Income Fund
    Class A                                           .30%
    Institutional Class                               .25%

Short-Term Municipal Income Fund
    Single Class                                      .25%

Small Cap Fund
    Class A                                           .25%
    Class B                                           .25%
    Class C                                           .25%
    Institutional Class                               .25%

Strategic Growth Fund
    Class A                                           .25%
    Class B                                           .25%
    Class C                                           .25%

Strategic Income Fund
    Class A                                           .25%
    Class B                                           .25%
    Class C                                           .25%

Treasury Money Market Mutual Fund
    Class A                                           .30%
    Class E                                           .30%
    Service Class                                     .20%
    Institutional Class                               .25%
    Administrative Class                              .15%

                                                      MAXIMUM
                                                       ANNUAL
FUND AND SHARE CLASS(ES)                             FEE RATE
------------------------                             --------

U.S. Government Allocation Fund
    Class A                                             .30%
    Class B                                             .30%

U.S. Government Income Fund
    Class A                                             .30%
    Class B                                             .30%
    Class C                                             .25%
    Institutional Class                                 .25%

Variable Rate Government Fund
    Class A                                             .25%
    Class C                                             .25%

Stagecoach 100% Treasury Money Market Fund
    Class A                                             .30%
    Service Class                                       .20%


   STAGECOACH TRUST
   ----------------

LifePath Opportunity
    Class A                                             .25%
    Institutional Class                                 .25%

LifePath 2010
    Class A                                             .25%
    Class B                                             .25%
    Institutional Class                                 .25%

LifePath 2020
    Class A                                             .25%
    Class B                                             .25%
    Institutional Class                                 .25%

LifePath 2030
    Class A                                             .25%
    Class B                                              25%
    Institutional Class                                 .25%

LifePath 2040
    Class A                                             .25%
    Class B                                             .25%
    Class C                                             .25%
    Institutional Class                                 .25%

[LARGE CAP ALPHA TILT]
    Class A                                             .25%
    Class B                                             .25%
    Class C                                             .25%

[SMALL CAP ALPHA TILT]
    Class A                                             .25%
    Class B                                             .25%
    Class C                                             .25%



Approved: July 23, 1997
Approved as Amended:  September 8, 1997, for the Prime and Treasury Money Market
                      Mutual Funds
Approved as Amended:  October 30, 1997, for the Equity Index Fund
Approved as Amended:  January, 1998, for the Asset Allocation, Corporate Bond,
                      Equity Value, Growth, Strategic Income, and International Equity Funds.
Approved as Amended: April 30, 1998, for the 100% Treasury Money Market Fund [Approved as Amended: _______________, 1998 for the Stagecoach Trust Large Cap
                      Alpha Tilt Fund and the Small Cap Alpha Tilt Fund and to increase all Stagecoach Trust shareholder servicing fees to 0.25%.]